As filed with the Securities and Exchange Commission on August 3, 2017

Registration No. 333-205082

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG (Exact name of registrant as specified in its charter)	ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD (Exact name of registrant as specified in its charter)

Zug, Switzerland (State or other jurisdiction of incorporation or organization)	Pembroke, Bermuda (State or other jurisdiction of incorporation or organization)

98-0681223 (I.R.S. Employer Identification Number)	98-0481737 (I.R.S. Employer Identification Number)

GUBELSTRASSE 24 PARK TOWER, 15th FLOOR 6300 ZUG, SWITZERLAND 41-41-768-1080 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	27 RICHMOND ROAD PEMBROKE HM 08 BERMUDA (441) 278-5400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eight Avenue, 13th Floor

New York, New York 10011

(212) 894-89400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Wesley D. Dupont, Esq. Executive Vice President and General Counsel Allied World Assurance Company Holdings, AG Park Tower, 15th floor Gubelstrasse 24, 6300 Zug, Switzerland +41-41-768-1080	Steven A. Seidman, Esq. Sean M. Ewen, Esq. Willkie Farr & Gallagher LLP 787 7th Avenue New York, New York 10019 1 (212) 728 8000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Allied World Assurance Company Holdings, AG and Allied World Assurance Company Holdings, Ltd (collectively, the “Registrants”) are filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, which was originally filed with the Securities and Exchange Commission on June 19, 2015 (file no. 333-205082) (the “Registration Statement”) to deregister any and all securities that remain unsold under the Registration Statement.

Pursuant to an Agreement and Plan of Merger, dated as of December 18, 2016 (the “Merger Agreement”), a wholly-owned subsidiary of Fairfax Financial Holdings Limited (“Fairfax”) completed an exchange offer to acquire all of the outstanding common shares, par value CHF 4.10 per share, of Allied World Assurance Company Holdings, AG (the “Common Shares”) on July 6, 2017.  As publicly reported, pursuant to the exchange offer, Fairfax acquired approximately 94.6% of the outstanding Common Shares.  On July 27, 2017, following the filing of a Form 25, the Common Shares were delisted from the New York Stock Exchange and are no longer publicly traded.

Accordingly, pursuant to an undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement by deregistering all of the Common Shares that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Allied World Assurance Company Holdings, AG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2017.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

By:	/s/ Wesley D. Dupont
Name:	Wesley D. Dupont
Title:	Executive Vice President & General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ *	Chief Executive Officer, President and Director	August 3, 2017
Scott A. Carmilani	(Principal Executive Officer)

/s/ *	Senior Vice President, Finance and Chief Accounting Officer	August 3, 2017
Kent W. Ziegler	(Principal Financial and Accounting Officer)

/s/ *	Director	August 3, 2017
Barbara T. Alexander

/s/ *	Director	August 3, 2017
Bart Friedman

	Director	August 3, 2017
Patricia L. Guinn

	Director	August 3, 2017
Fiona E. Luck

/s/ *	Director	August 3, 2017
Patrick de Saint-Aignan

/s/ *	Director	August 3, 2017
Eric S. Schwartz

Signature		Title	Date

/s/ *		Director	August 3, 2017
Samuel J. Weinhoff

/s/ *		Authorized Representative in the United States	August 3, 2017
Name: Puglisi & Associates

*By:	/s/ Wesley D. Dupont		August 3, 2017
Wesley D. Dupont, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Allied World Assurance Company Holdings, Ltd certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2017.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

By:	/s/ L. Michael McCrimmon
Name:	L. Michael McCrimmon
Title:	President, North American Property & Bermuda Branch Manager

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ L. Michael McCrimmon		President, North American Property & Bermuda Branch Manager, Director	August 3, 2017
L. Michael McCrimmon		(Principal Executive, Financial and Accounting Officer)

/s/ *		Director	August 3, 2017
Scott A. Carmilani

/s/ Wesley D. Dupont		Director	August 3, 2017
Wesley D. Dupont

/s/ *		Authorized Representative in the United States	August 3, 2017
Name: Puglisi & Associates

*By:	/s/ Wesley D. Dupont		August 3, 2017
Wesley D. Dupont, Attorney-in-Fact